UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.    )

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Harley-Davidson, Inc.
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO PROXY STATEMENT
Harley-Davidson, Inc.
3700 West Juneau Avenue
Milwaukee, Wisconsin 53208
(414) 342-4680
May 12, 2020
Harley-Davidson, Inc., a Wisconsin corporation (the “Company”), made available to its shareholders a Proxy Statement, dated April 9, 2020 (the “Proxy Statement”), with respect to its 2020 Annual Meeting of Shareholders on Thursday, May 21, 2020 (the “Annual Meeting”). As previously disclosed, shareholders of record at the close of business on March 12, 2020 (the “Record Date”) are entitled to attend and vote at the Annual Meeting. The Annual Meeting will be held in a virtual meeting (via live audio webcast) format only at 4:00 p.m., Central Daylight Time, on Thursday, May 21, 2020.
This Supplement to Proxy Statement is being made available beginning on May 12, 2020 to shareholders of record as of the Record Date. At the Annual Meeting, shareholders are being asked to vote on the following proposals, as more fully described in the Proxy Statement:
•To elect nine directors to the Board of Directors;
•To approve, by advisory vote, the compensation of our named executive officers;
•To approve amendments to our Restated Articles of Incorporation to allow us to implement proxy access;
•To approve the Harley-Davidson, Inc. 2020 Incentive Stock Plan; and
•To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

This Supplement to Proxy Statement includes additional information that shareholders may consider relevant to one or more of these proposals.
RECENT DEVELOPMENTS

The Proxy Statement disclosed that, on February 28, 2020, the Board of Directors of the Company appointed current Board member Jochen Zeitz as Acting President and Chief Executive Officer of the Company and as Chairman of the Board of Directors. It also disclosed that a committee of the Board will be formed and the Company will utilize an external search firm to undertake a search for a new Chief Executive Officer.

On May 6, 2020, the Board of Directors appointed Mr. Zeitz as the President and Chief Executive Officer of the Company, effective immediately, rather than Acting President and Chief Executive Officer. He will continue to serve as Chairman of the Board. As the uncertainty surrounding the COVID-19 crisis and recovery persists and given the significant changes that are needed at the Company, the Board believed solidifying Mr. Zeitz as Chief Executive Officer demonstrates both the Board’s confidence in him and his commitment to leading the Company through this extraordinary time. The Board believed his two decades of experience as Chairman & CEO of a leading global company and brand, and his enthusiasm and determination to challenge everything about the Company based on his turnaround experience, are exactly what the Company needs right now to lead Harley-Davidson to long-term success. He has the unequivocal support of the Board.

Consistent with our practice, Mr. Zeitz will not have an employment agreement. However, the Human Resources Committee of the Board, after receiving advice from its independent compensation consultant, and based upon the same considerations that led the Board to choose him as President and Chief Executive Officer, approved compensation for Mr. Zeitz that will include the following:

•His annual base salary is $2,500,000. As the Company has publicly disclosed, he will not be paid any salary for May and June 2020 to help the Company navigate impacts of the COVID-19 crisis.
•He will be eligible to receive a $1,500,000 bonus upon approval by the Board of Directors of strategic and financial plans at the September 2020 meeting of the Board, to be paid in February 2021.
•He received equity grant awards in the form of restricted stock units valued at $3,000,000 and $2,000,000, respectively, that will vest in a year.
•He will receive a one-time “Cash Award” payable in July 2020 in the gross amount of $1,000,000 to cover the overall financial impact of his relocation to the U.S.
•Starting in 2021, he will be eligible to participate in the Harley-Davidson, Inc. Short-Term Incentive Plan (STIP) with a minimum $1,500,000 target and also in the Harley-Davidson, Inc. Long-Term Incentive Plan (LTIP) with an initial equity award valued at $6,000,000.
•He will be eligible to participate in all benefit and retirement programs and perquisites generally provided at a level commensurate with his position.
•He will be covered by the Company’s Executive Severance Plan.
•He will be covered under a Transition Agreement similar to the Company’s Transition Agreements with other executives.

The Board of Directors continues to unanimously recommend that shareholders vote “FOR”:

•Election of nine directors to the Board of Directors;
•Approval, by advisory vote, of the compensation of our named executive officers;
•Approval of amendments to our Restated Articles of Incorporation to allow us to implement proxy access;
•Approval of the Harley-Davidson, Inc. 2020 Incentive Stock Plan; and
•Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.
Revocation of Proxy. You can change your vote at any time before the Annual Meeting by submitting a new proxy or by voting by virtual presence online at the Annual Meeting. Your virtual presence online at the Annual Meeting does not in and of itself revoke your proxy. You also are invited to attend the Annual Meeting by virtual presence online. However, if you are a beneficial owner of shares , because a beneficial owner is not the shareholder of record, you may not vote these shares by virtual presence online at the Annual Meeting unless you obtain a “legal proxy” from the bank, broker or other nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting.
Unless you properly revoke your proxy, the persons you have appointed when you submit a proxy will vote your shares by virtual presence at the Annual Meeting. If you specify a choice by means of the proxy, the persons you have appointed will vote your shares as you specify. If you do not specify a choice, the persons you have appointed will vote your shares in accordance with the recommendations of the Board.

By Order of the Board of Directors,
Harley-Davidson, Inc.

Paul J. Krause
Secretary
Milwaukee, Wisconsin
May 12, 2020